Exhibits

Exhibit 23.4

Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company of our report dated May 22, 2004, relating to the Financial Statements of Royal Dutch Petroleum Company which is included in this 2003 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague

June 25, 2004

E 6 Royal Dutch/Shell Group of Companies